Exhibit 3.1

BYLAWS

OF

DIPLOMAT PHARMACY, INC.

(Adopted on January 4, 2018)

ii

iii

ARTICLE I

Meetings of Shareholders

Section 1.01                            Place of Meetings.

Annual and special meetings of the shareholders shall be held at such place within or outside the State of Michigan as may be fixed from time to time by the board of directors (the “Board”) of Diplomat Pharmacy, Inc. (the “Corporation”) and stated in the notice of the meeting.  The Board may in its discretion allow shareholders to participate in a meeting of shareholders by remote communication in the manner approved by the Board.

Section 1.02                            Annual Meeting.

The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such time as the Board shall designate and stated in the notice of the meeting or any adjournment thereof.

Section 1.03                            Special Meetings.

A special meeting of the shareholders may be called at any time and for any purpose by the Board or the Chairperson of the Board.

Section 1.04                            Notice of Meetings.

A written notice of the place, time and purposes of each meeting, whether annual or special, shall be given by the Corporation to each shareholder of record entitled to vote at such meeting not less than 10 days but not more than 60 days prior to the meeting date, unless a shorter time is provided by the Michigan Business Corporation Act (as it may be amended from time to time, the “Act”) and is fixed by the Board. The notice of any special meeting shall also state by or at whose direction it is being called.

Section 1.05                            Inspectors of Election.

The Board, or any officer duly authorized by the Board, in advance of any meeting of shareholders, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at the meeting may, and on the request of any shareholder entitled to vote at the meeting shall, appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding.

Section 1.06                            Notice of Shareholder Business and Nominations.

(A)                               Annual Meetings of Shareholders.

(1) Nominations of persons for election to the Board and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (a) by or at the direction of the Board or (b) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this Section 1.06, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.06.

(2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (b) of paragraph (A)(1) of this Section 1.06, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, to be timely such notice must be delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting and (ii) the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. Except as required by law or other applicable rules and regulations of a national securities exchange, in no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above. Such shareholder’s notice (for either an annual meeting or special meeting) shall set forth:

(a) as to each person whom the shareholder proposes to nominate for election or reelection as a director:

(i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A and Schedule 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

(ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the shareholder and beneficial owner, if any, and their respective affiliates and associates and others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates or others acting in concert therewith, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 of Regulation S-K under the Securities Act of 1933, as amended, and Securities Exchange Act of 1934, as amended, if the shareholder, beneficial owner or affiliate, associate or person acting in concert were the “registrant” for purposes of such rule, and such nominee (together with any affiliate, associate or person acting in concert) were a director or executive officer of such registrant; and

(iii) such other information as the Board may reasonably require to determine the eligibility or independence of such proposed nominee to serve as a director of the Corporation.  Without limitation, such nominee must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 1.06) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such nominee and the background of any other person on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such nominee (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any person on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation, and will comply, if so elected, with all policies of the Corporation applicable to directors.

(b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and

(c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

(i) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner;

(ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner;

(iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such shareholder and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing;

(iv) a description of any proxy, relationship, agreement, arrangement and/or understanding (including any derivative or short positions, convertible security, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares, in each case whether settled in shares or cash) that has or have been entered into by, or on behalf of, such shareholder and/or such beneficial owner, the effect or intent of which is to mitigate loss to, manage risk or benefit from share price changes (including any performance-related fees) for, or increase or decrease the voting power of, such shareholder and/or such beneficial owner, with respect to shares of stock of the Corporation;

(v) a description of any agreement, arrangement or understanding between or among such shareholder or beneficial owner and any other person relating to acquiring, holding, voting or disposing of any shares of stock of the Corporation;

(vi) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; and

(vii) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of the Corporation’s outstanding capital stock and/or (B) otherwise to solicit proxies from shareholders in support of such proposal or nomination.

(3)  Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 1.06 to the contrary, in the event that the number of directors in an Expiring Class is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Expiring Class at least 90 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section 1.06 shall also be considered timely, but only with respect to nominees for any new positions in such Expiring Class created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.  For purposes of this paragraph, an “Expiring Class” shall mean a class of directors whose term shall expire at the next annual meeting of shareholders.

(B)                               Special Meetings of Shareholders.  Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board or (2) provided that the Board has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Section 1.06, who shall be entitled to vote at the meeting, who provides the information required by the final sentence of Section 1.06(A)(2) hereof (to be updated and supplemented as required by Section 1.06(C)(3) hereof), and who complies with the notice procedures below. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board, any such shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the shareholder’s notice required by this Section 1.06(B) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of (1) the 90th day prior to such special meeting or (2) the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. Except as required by law or other applicable rules and regulations of a national securities exchange, in no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareholder’s notice as described above.

(C)                           General.

(1)  Only such persons who are nominated in accordance with the procedures set forth in this Section 1.06 (or appointed by the Board, acting pursuant to its authority to fill vacancies on the Board in accordance with the Articles of Incorporation) shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.06. Except as otherwise provided by law, the chairperson of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.06 and, if any proposed nomination or business is not in compliance with this Section 1.06, to declare that such defective proposal or nomination shall be disregarded.  Notwithstanding the foregoing provisions of this Section 1.06, unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 1.06, to be considered a qualified representative of the shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders.

(2)  In addition to the foregoing provisions of this Section 1.06, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.06. Nothing in this Section 1.06 shall be deemed to affect any rights (i) of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of preferred stock to elect directors under specified circumstances.

(3)  A shareholder providing notice of a proposed nomination for election to the Board or other business proposed to be brought before an annual or special meeting shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is 15 days prior to the meeting or any adjournment or postponement thereof; such update and supplement shall be delivered in writing to the Secretary at the principal executive offices of the Corporation not later than five days after the record date for the meeting (in the case of any update and supplement required to be made as of the record date), and not later than 10 days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of 15 days prior to the meeting or any adjournment or postponement thereof).

(4)  For the purposes of this Section 1.06, “beneficial owner” shall mean a person that (A) beneficially owns shares for purposes of Section 13(d) of the Exchange Act or (B) has or shares, pursuant to any agreement, arrangement or understanding, the right to acquire shares, the right to vote shares or has investment power with respect to such shares, in each case alone or in concert with others.

(5)  For purposes of this Section 1.06, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

Section 1.07                            Quorum and Adjournment.

(A)                               Shareholders present in person or by proxy who, as of the record date for the meeting, were holders of shares entitled to cast a majority of the votes at the meeting shall constitute a quorum. Once a quorum is present, the shareholders present in person or by proxy at the meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

(B)                               Regardless of whether a quorum is present, a meeting may be adjourned to another time and place by the chairperson of the meeting or a vote of the shares present in person or by proxy.  Such adjournment may be made without notice if the time and place is announced at the meeting at which adjournment is taken; provided, that (1) no new record date is fixed after the adjournment and (2) the adjournment does not exceed 60 days.  At the adjourned meeting at which a quorum is present in person or by proxy, only business that may have been transacted at the original meeting may be transacted if a notice of the adjourned meeting is not given.

Section 1.08                            Vote of Shareholders.

Whenever any action is to be taken by vote of the shareholders, other than the election of directors, it shall be authorized by a majority of the votes cast by holders of shares entitled to vote on the action, unless a vote of a greater number or voting by classes is required by the Act, the Articles of Incorporation or these Bylaws.  Directors shall be elected by a plurality of the votes cast by holders of shares entitled to vote thereon, except as otherwise required by the Act or the Articles of Incorporation.

Section 1.09                            Organization of Shareholders’ Meetings.

At each meeting of shareholders, the Chairperson of the Board, or in such person’s absence, the President, or in such person’s absence, a chairperson chosen by a majority in interest of the shareholders of the Corporation present in person or by proxy and entitled to vote, shall act as chairperson of the meeting; and a person appointed by the chairperson of the meeting shall act as secretary of the meeting.  The Board shall be entitled to make such rules or regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient.  Subject to such rules and regulations of the Board, if any, the chairperson of the meeting shall determine the order of business and shall have the authority to establish rules and regulations for the conduct of the meeting, which shall be fair to the shareholders.

Section 1.10                            Shareholder Action by Written Consent.

(A)                               Any corporate action to be taken by written consent shall not be effective until, and the shareholders of the Corporation shall be able to give or revoke written consents for, at least 20 days from the date of the commencement of a solicitation (as such term is defined in Rule 14a-1(l) under the Exchange Act) of consents, other than corporate action by written consent taken pursuant to solicitations of not more than 10 persons.  For purposes of this Section 1.10, a consent solicitation shall be deemed to have commenced when a proxy statement or information statement containing the information required by law is first furnished to the Corporation’s shareholders.

(B)                               Consents to corporate action shall be valid for a maximum of 60 days after the date of the earliest dated consent delivered to the Corporation in the manner provided in Section 407 of the Act.  Consents may be revoked by written notice (i) to the Corporation, (ii) to the shareholder or shareholders soliciting consents or soliciting revocations in opposition to action by consent proposed by the Corporation (the “Soliciting Shareholders”), or (iii) to a proxy solicitor or other agent designated by the Corporation or the Soliciting Shareholders.

ARTICLE II

Shareholders of Record

Section 2.01                            Record Date Fixed By Board.

The Board may fix, in advance, a date as the record date for determining shareholders for any purpose, including determining the shareholders entitled to (A) notice of or to vote at any meeting of shareholders or any adjournment thereof, (B) express consent to or dissent from any proposal without a meeting, and (C) receive payment of any dividend or the allotment of any rights. Except as set forth in the Articles of Incorporation or as permitted by the Act, such date shall not be more than 60 days nor less than 10 days before the date of any meeting of shareholders, nor more than 60 days prior to any other action.  A determination of shareholders of record entitled to notice of, or to vote at, a shareholder’s meeting shall apply to any adjournment of the meeting, unless (y) the meeting is adjourned for more than 60 days, in which case the Board shall fix a new record date for the adjourned meeting; or (z) the Board otherwise fixes a new record date for the adjourned meeting.  Only shareholders of record on the record date shall be entitled to notice of, or to participate, in the action to which the record date relates, notwithstanding any transfer of shares on the Corporation’s books after the record date.

ARTICLE III

Directors

Section 3.01                            Number.

The Board shall consist of not less than three or more than 12 directors, the number of directors to be determined from time to time solely by a resolution adopted by an affirmative vote of a majority of the Board then in office.

Section 3.02                            Place of Meetings.

Meetings of the Board, annual or special, shall be held at any place within or outside the State of Michigan as may from time to time be determined by the Board.

Section 3.03                            Regular and Special Meetings.

(A)                               Regular meetings of the Board may be held with or without notice, at such places and times as the Board determines from time to time.  In the absence of a designation, regular meetings shall be held at the principal executive office of the Corporation.

(B)                               Special meetings of the Board may be called by the Chairperson of the Board or any two directors then in office. Notice of any special meeting, stating the place, time and purpose of the meeting, shall be provided to each director, not later than 24 hours prior to the day on which the meeting is to be held.  In the absence of a designation, special meetings shall be held at the principal executive office of the Corporation.  Unless limited by the Act, the Articles of Incorporation, these Bylaws, or the terms of the notice thereof, any business may be transacted at any special meeting.

(C)                               Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than 24 hours, in which case notice will be provided in the manner specified for a special meeting.

Section 3.04                            Quorum; Manner of Action; Action by Consent.

(A)                               A majority of the directors in office at the time of any meeting of the Board, present in person or by means of telephonic conference or other means of remote communication, shall constitute a quorum for the transaction of business, unless a higher number is otherwise required by the Articles of Incorporation.

(B)                               If a quorum is present, the affirmative vote of a majority of the directors present at such meeting shall be required for the approval of all actions to be taken by the Board, unless a higher vote is required by the Act, the Articles of Incorporation or these Bylaws.

(C)                               Any action required or permitted to be taken under authorization voted at a meeting of the Board may be taken without a meeting if all members of the Board then in office consent to such action, in writing or by electronic transmission, and such consent shall have the same effect as a vote of the Board for all purposes.

Section 3.05                            Compensation.

Directors and committee members may receive such reasonable compensation, if any, for their services as directors or officers and such reimbursement of expenses as the Board so determines and irrespective of any personal interest of any of them; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.

Section 3.06                            Resignations.

Any director may resign at any time by giving written notice to the Chairperson of the Board or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or otherwise upon receipt by such person; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.07                            Organization of Board Meeting.

At each meeting of the Board, the Chairperson of the Board, or in such person’s absence, the President (if a director), or in such person’s absence, a director chosen by a majority of the directors present, shall act as chairperson of the meeting. A person appointed by the chairperson of the meeting shall act as secretary of the meeting.

ARTICLE IV

Committees

Section 4.01                            Committees.

Unless otherwise provided in the Articles of Incorporation or these Bylaws, the Corporation may have such committees as the Board shall by resolution from time to time determine, each consisting of one or more directors to serve at the pleasure of the Board.  The Board may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of such committee.  Any committee shall have such powers and authority as are designated by the Board.  Pursuant to the Michigan Business Corporation Act, a committee does not have the power or authority to do the following:

(A)                               Amend the Articles of Incorporation, except prescribing the relative rights and preferences of shares of a series pursuant to the Michigan Business Corporation Act;

(B)                               Adopt an agreement of merger or share exchange;

(C)                               Recommend to the shareholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets;

(D)                               Recommend to the shareholders a dissolution of the Corporation or a revocation of a dissolution;

(E)                                Amend these bylaws;

(F)                                 Fill vacancies on the Board; and

(G)                               Unless a resolution of the Board, the Articles of Incorporation or these bylaws so provide, declare a distribution or dividend or authorize the issuance of shares.

Section 4.02                            Regular and Special Meetings.

(A)                               Regular meetings of a committee shall be held without notice at such time and at such place as shall from time to time be determined by the committee.  In the absence of a designation, regular meetings shall be held at the principal executive office of the Corporation.

(B)                               Special meetings of a committee shall be held wherever called by the chairperson of the committee or any two committee members. Notice of any special meeting shall be provided to each committee member not later than 24 hours prior to the day on which the meeting is to be held.  In the absence of a designation, special meetings shall be held at the principal executive office of the Corporation.  Unless limited by the Act, the Articles of Incorporation, these Bylaws, or the terms of the notice thereof, any and all business may be transacted at any special meeting.

(C)                               Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than 24 hours, in which case notice will be provided in the manner specified for a special meeting.

Section 4.03                            Quorum; Manner of Action; Action by Consent.

(A)                               A majority of the members of a committee in office at the time of any regular or special meeting of the committee, present in person or by means of telephonic conference or other means of remote communication, shall constitute a quorum for the transaction of business, unless a higher number is otherwise required by the Articles of Incorporation or the Board resolution establishing such committee.

(B)                               If a quorum is present, the vote of a majority of the members present at such meeting shall be the act of the committee, unless a higher vote is required by the Act, the Articles of Incorporation or these Bylaws.

(C)                               Any action required or permitted to be taken under authorization voted at a meeting of a committee may be taken without a meeting if all members of the committee consent to such action, in writing or by electronic transmission, and such consent shall have the same effect as a vote of the committee for all purposes.

Section 4.04                            Vacancies.

Any newly created memberships and vacancies occurring in a committee shall be filled by resolution adopted by the Board.

ARTICLE V

Officers

Section 5.01                            Officers and Agents.

The Board, at its first meeting after each annual meeting of shareholders, shall elect a President, a Secretary and a Treasurer, and may also elect and designate as officers a Chairperson of the Board, a Vice Chairperson of the Board and one or more Executive Vice Presidents, Vice Presidents, Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers.  The Board may also from time to time appoint, or delegate authority to the Corporation’s

Chief Executive Officer to appoint, such other officers and agents as it deems advisable.  Any number of offices may be held by the same person, but an officer shall not execute, acknowledge or verify an instrument in more than one capacity if the instrument is required by law to be executed, acknowledged or verified by two or more officers.  An officer has such authority and shall perform such duties in the management of the Corporation as provided in these Bylaws, or as may be determined by resolution of the Board not inconsistent with these Bylaws, and as generally pertain to their offices, subject to the control of the Board.

Section 5.02                            Compensation.

The compensation of all officers of the Corporation shall be fixed by the Board.

Section 5.03                            Term.

Each officer of the Corporation shall hold office for the term for which he or she is elected or appointed and until his or her successor is elected or appointed and qualified, or until his or her resignation or removal.  The election or appointment of an officer does not, by itself, create contract rights.

Section 5.04                            Removal

An officer elected or appointed by the Board may be removed by the Board with or without cause.  The removal of an officer shall be without prejudice to his or her contract rights, if any.

Section 5.05                            Resignation.

An officer may resign by notice in writing to the Corporation.  The resignation is effective upon its receipt by the Corporation or at a subsequent time specified in the notice of resignation.

Section 5.06                            Vacancies.

Any vacancy occurring in any office of the Corporation shall be filled by the Board.

Section 5.07                            Chairperson of the Board.

The Chairperson of the Board, if such office is filled, shall be a director and shall preside at all meetings of the shareholders and the Board.  The Chairman of the Board shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Board of Directors shall designate from time to time.

Section 5.08                            Chief Executive Officer.

The Chief Executive Officer of the Corporation shall have the general powers of supervision and management of the business and affairs of the Corporation usually vested in the chief executive officer of a corporation and shall see that all orders and resolutions of the Board are carried into effect.  In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the Board and shareholders.  If no designation of Chief Executive Officer is made or upon the incapacity or death of such person, the President shall be the Chief Executive Officer; provided that, in the event the President is unable to perform such duties, the Chairman of the Board shall either perform such duties or designate such other officer of the Corporation to perform such duties until the Board shall determine otherwise.  The Chief Executive Officer may delegate to the other officers such of his or her authority and duties at such time and in such manner as he or she deems appropriate.

Section 5.09                            President.

The President shall be the chief operating officer of the Corporation, and subject to the authority and powers of the Board and Chief Executive Officer, shall assist in the supervision and management of the business and affairs of the Corporation.   In the absence of the Chairman of the Board and the Chief Executive Officer, the

President shall preside at all meetings of the Board and shareholders.  The President may delegate to the officers such of his or her authority and duties at such time and in such manner as he or she deems appropriate.

Section 5.10                            Executive Vice Presidents and Vice Presidents.

The Executive Vice Presidents and Vice Presidents shall assist and act under the direction of the Corporation’s Chief Executive Officer, unless otherwise determined by the Board or the Chief Executive Officer.  The Board may designate one or more Executive Vice Presidents and may grant other Vice Presidents titles which describe their functions or specify their order of seniority.  In the absence or disability of the President, the authority of the President shall descend to the Executive Vice Presidents or, if there are none, to the Vice Presidents in the order of seniority indicated by their titles or otherwise specified by the Board.  If not specified by their titles or the Board, the authority of the President shall descent to the Executive Vice Presidents or, if there are none, to the Vice Presidents, in the order of their seniority in such office.

Section 5.11                            Secretary.

The Secretary shall act under the direction of the Corporation’s Chief Executive Officer and President.  The Secretary shall attend all meetings of the shareholders and the Board, record minutes of the proceedings (if requested) and maintain the minutes and all documents evidencing corporate action taken by consent of the shareholders and the Board in the Corporation’s minute books.  The Secretary shall perform these duties for Board committees when requested.  The Secretary shall see to it that all notices of meetings of the shareholders and the Board are duly given in accordance with applicable law, the Articles of Incorporation and these Bylaws.  The Secretary shall have custody of the Corporation’s seal and, when authorized by the Corporation’s Chief Executive Officer, President or the Board, shall affix the seal to any instrument requiring it and attest such instrument.

Section 5.12                            Treasurer.

The Treasurer shall act under the direction of the Corporation’s Chief Executive Officer and President.  The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of the Corporation’s assets, liabilities, receipts and disbursements in books belonging to the Corporation.  The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board.  The Treasurer shall disburse the funds of the Corporation as may be ordered by the Corporation’s Chief Executive Officer, the President or the Board, taking proper vouchers for such disbursements, and shall render to the Corporation’s Chief Executive Officer, the President and the Board (at its regular meetings or whenever they request it) an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.  If required by the Board, the Treasurer shall give the Corporation a bond for the faithful discharge of his or her duties in such amount and with such surety as the Board prescribes.

Section 5.13                            Assistant Vice Presidents, Secretaries and Treasurers.

The Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, if any, shall act under the direction of the Corporation’s Chief Executive Officer, the President and the officer they assist.  In the order of their seniority, the Assistant Secretaries shall, in the absence or disability of the Secretary, perform the duties and exercise the authority of the Secretary.  The Assistant Treasurers, in the order of their seniority, shall, in the absence or disability of the Treasurer, perform the duties and exercise the authority of the Treasurer.

Section 5.14                            Execution of Contracts and Instruments.

The Board may designate an officer or agent with authority to execute any contract or other instrument on the Corporation’s behalf; the Board may also ratify or confirm any such execution.  If the Board authorizes, ratifies or confirms the execution of a contract or instrument without specifying the authorized executing officer or agent, the Corporation’s Chief Executive Officer, the President, any Executive Vice President or Vice President or the Treasurer may execute the contract or instrument in the name and on behalf of the Corporation and may affix the corporate seal to such document or instrument.

Section 5.15                            Voting of Shares and Securities of Other Corporations and Entities.

Unless the Board otherwise directs, the Corporation’s Chief Executive Officer shall be entitled to vote or designate a proxy to vote all shares and other securities which the Corporation owns in any other corporation or entity.

ARTICLE VI

Indemnification

Section 6.01                            Indemnification; Advancement of Expenses.

(A)                               The Corporation shall, to the maximum extent permitted by the Act, (1) indemnify each of its officers and directors (and such person’s heirs, executors, administrators and legal representatives) against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (“Costs”)  in connection with any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative, or investigative) arising by reason of the fact that any such person is or was a Covered Person of the Corporation (a “Covered Matter”) and (2) pay or reimburse the reasonable expenses incurred by such person (and such person’s heirs, executors, administrators and legal representatives) acting in such capacity in connection with any Covered Matter in advance of the final disposition of the Covered Matter; provided, however, that except as to actions to enforce indemnification rights pursuant to Section 6.04 hereof, the Corporation shall indemnify and advance expenses for an action, suit or proceeding initiated by such person only if such action, suit or proceeding was authorized by the Board; provided, further, that expenses shall only be advanced upon delivery to the Corporation of an undertaking by or on behalf of such person to repay such amounts if it shall be ultimately determined that such person is not entitled to be indemnified by the Corporation as authorized hereunder. For purposes of this Article VI, a “Covered Person” of the Corporation includes any person who is or was a director or officer of the Corporation; or a director or officer of the Corporation that is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; or was a director, officer, employee or agent of a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

(B)                               The Corporation may provide such other indemnification to directors, officers, employees and agents as permitted by law and authorized by the Board.  The Corporation may advance expenses otherwise upon such terms and conditions as the Board deems appropriate.

Section 6.02                            Insurance.

The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving, at the request of the Corporation, as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, regardless of whether the Corporation would have power to indemnify such person against such liability pursuant to this Article VI.

Section 6.03                            Constituent Corporations.

For the purposes of this Article VI, references to the Corporation include all constituent corporations absorbed in a merger and the resulting or surviving corporation, so that a person who is or was a director or officer of such constituent corporation or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise shall (as shall such person’s heirs, executors, administrators and legal representatives) stand in the same position, under the provisions of this Article VI, with respect to the resulting or surviving corporation as such person would if such person had served the resulting or surviving corporation in the same capacity.

Section 6.04                            Right of Claimant to Bring Suit.

If a claim under this Article VI is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit, in a court of competent jurisdiction in the State of Michigan, against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense (including attorneys’ fees) of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending a proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct that make it permissible under the laws of the State of Michigan for the Corporation to indemnify the claimant for the amount claimed. The burden of proving such a defense shall be on the Corporation. Neither the failure of the Corporation (including the Board, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper under the circumstances because such person has met the applicable standard of conduct set forth in the laws of the State of Michigan, nor an actual determination by the Corporation (including the Board, independent legal counsel, or its shareholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.  Notice of any application to the court pursuant to this Section 6.04 shall be given to the Corporation promptly upon filing.

Section 6.05                            No Exclusivity.

The rights conferred on any person by this Article VI shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

Section 6.06                            ERISA Fiduciaries.

To ensure indemnification under this Article VI of all such persons who are or were “fiduciaries” of an employee benefit plan governed by the Act of Congress entitled “Employee Retirement Income Security Act of 1974”, as amended from time to time, the provisions of this Article VI shall, for the purposes hereof, be interpreted as follows: an “other enterprise” shall be deemed to include an employee benefit plan; the Corporation shall be deemed to have requested a person to serve as an employee of an employee benefit plan where the performance by such person of duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to said Act of Congress shall be deemed “fines”; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person’s duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.

Section 6.07                            Survival.

The rights provided by this Article VI shall continue as to a person who ceases to be an indemnitee under these Bylaws and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 6.08                            Settlement of Claims.

The Corporation shall not be liable to indemnify any person under this Article VI, (A) for any amounts paid in settlement of any action or claim effected without the Corporation’s written consent, which consent shall not be unreasonably withheld; or (B) for any judicial award if the Corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

Section 6.09                            Contract Right; Effect of Amendment.

The rights provided by this Article VI shall be contract rights that vest at the time of such person’s service to, or at the request of, the Corporation.  Persons who after the date of the adoption of this Article VI become or remain indemnitees of the Corporation shall be conclusively presumed to have relied on the rights to indemnification and advancement of expenses contained in this Article VI.  Any amendment, repeal, or modification of this Article VI shall not adversely affect any right or protection of any person existing at the time of such amendment, repeal, or modification.

Section 6.10                            Subrogation.

In the event of payment under this Article VI, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the person, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

Section 6.11                            No Duplication of Payments.

The Corporation shall not be liable under this Article VI to make any payment in connection with any claim made against the indemnitee to the extent the indemnitee has otherwise actually received payment (under any insurance policy, agreement, vote, or otherwise) of the amounts otherwise indemnifiable hereunder.

Section 6.12                            Savings Clause.

If this Article VI or any portion hereof or thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer to the fullest extent not prohibited by any applicable portion of this Article VI that shall not have been invalidated, or by any other applicable law.  If this Article VI shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the Corporation shall indemnify each director and officer to the fullest extent under any other applicable law.

ARTICLE VII

Share Certificates

Section 7.01                            Form; Signature.

(A)                               The shares of the Corporation shall be represented by certificates in such form or forms as shall be determined by the Board and shall be signed by the Chairperson of the Board, Vice-Chairperson of the Board, President or a Vice-President and which also may be signed by another officer of the Corporation.  If a seal has been provided by the Corporation, the certificate may be sealed with the seal of the Corporation or a facsimile thereof.  The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or its employee.  If any officer who has signed or whose facsimile has been placed upon a certificate ceases to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer at the date of issue.

(B)                               Notwithstanding the foregoing, the Board may provide by resolution that some or all of any or all classes or series of the Corporation’s shares may be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.  Within a reasonable time after the issuance or transfer of shares without certificates, the Corporation shall send the shareholder a written statement containing the information required to be on certificates by the Act.  Notwithstanding the adoption of a resolution by the Board providing that any class or series of shares of the Corporation may be uncertificated, every holder of uncertificated shares shall be entitled to receive from the Corporation a certificate representing the number of shares registered in such holder’s name.

Section 7.02                            Transfer Agents and Registrars.

The Board may, in its discretion, appoint one or more banks or trust companies in the State of Michigan and in such other states as the Board may deem advisable, from time to time, to act as transfer agents and registrars of the shares of the Corporation; and upon such appointments being made, no certificate representing shares shall be valid until countersigned by one of such transfer agents and registered by one of such registrars.

Section 7.03                            Transfers of Shares.

Transfers of shares shall be made on the stock transfer books of the Corporation only upon written request by the person named in the certificate, if any, or by such person’s attorney lawfully constituted in writing, and upon surrender and cancellation of a certificate or certificates, if any, for a like number of shares of the same class, duly endorsed for transfer, and the presentation of such evidence of ownership and validity of the transfer as the Corporation or its agents may reasonably require.

Section 7.04                            Registered Shareholders.

The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares for all purposes, including notices, voting, consents, dividends and distributions, and shall not be bound to recognize any other person’s equitable or other claim to interest in such shares, whether or not it shall have express or other notice thereof.

Section 7.05                            Lost Certificates.

In case any certificate representing shares shall be lost, stolen, or destroyed, the Board, or any officer duly authorized by the Board, may authorize the issuance of a substitute certificate in place of the certificate so lost, stolen, or destroyed, and may cause or authorize such substitute certificate to be countersigned by the appropriate transfer agent and registered by the appropriate registrar. In each such case the applicant for a substitute certificate shall furnish to the Corporation and to such of its transfer agents and registrars as may require the same, evidence to their satisfaction, in their discretion, of the loss, theft, or destruction of such certificate and of the ownership thereof, and also such security or indemnity as may by them be required.

ARTICLE VIII

Miscellaneous

Section 8.01                            Fiscal Year.

The Board from time to time shall determine the fiscal year of the Corporation.

Section 8.02                            Dividends.

(A)                               Except as otherwise provided in the Articles of Incorporation, dividends upon the shares of the Corporation may be declared and paid as permitted by law in such amounts as the Board may determine at any annual or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation, subject to the Articles of Incorporation.

(B)                               Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board deems conducive to the interest of the Corporation; and in its discretion, the Board may decrease or abolish any such reserve.

Section 8.03                            Seal.

The Board may, but need not, provide a corporate seal of the Corporation.  If adopted, the corporate seal shall be circular and contain the name of the Corporation and the words “Corporate Seal Michigan.” The seal may be used by causing it or a facsimile of it to be impressed, affixed, reproduced or otherwise.

Section 8.04                            Corporation Offices.

The registered office of the Corporation shall be as set forth in the Articles of Incorporation. The Corporation may also have offices in such places as the Board may from time to time determine or the business of the Corporation requires, and such offices may be outside the State of Michigan.

Section 8.05                            Books and Records.

The Corporation shall keep within or outside of Michigan the books and records of account and minutes of the proceedings of its shareholders, Board and Board committees.  The Corporation shall keep at its registered office or at the office of the transfer agent within or outside of Michigan the records containing the names and addresses of all shareholders, the number, class and series of shares held by each and the dates when they respectively became holders of record of shares.

Section 8.06                            Notices and Waivers of Notice.

(A)                               Delivery Of Notices.  All notices to shareholders, directors and Board committee members shall be given (1) personally, (2) by mail (registered, certified or other first class mail, except where otherwise provided in the Act, with postage pre-paid), addressed to such person at the address designated by such person for that purpose or, if none is designated, at the shareholder’s last known address, (3) by electronic transmission in a manner authorized by the person, or (4) as otherwise provided in the Act. In addition to any other form of notice to a shareholder permitted by the Articles of Incorporation, these Bylaws, or the Act, any notice given to a shareholder by a form of electronic transmission to which the shareholder has consented is effective. Notices to directors may also be delivered at such director’s office on the Corporation’s premises, if any, or by express carrier, addressed to the address referred to in the first sentence of this Section 8.06. When a notice is required or permitted by the Act or these Bylaws to be given in writing, electronic transmission is written notice. Notices given pursuant to this Section 8.06 other than by mail shall be deemed to be given when dispatched, or, if mailed, when deposited in a post office or official depository under the exclusive care and custody of the United States postal service; provided that when a notice or communication is permitted by the Act or these Bylaws to be transmitted electronically, the notice or communication is given when electronically transmitted to the person entitled to the notice or communication. Notices given by express carrier shall be deemed “dispatched” on the date the express carrier guarantees delivery of the notice. The Corporation shall have no duty to change the written or electronic address of any director, Board committee member or shareholder unless the Secretary receives notice in writing or by electronic transmission of such address change.

(B)                               Waiver Of Notices.  Action may be taken without a required notice and without lapse of a prescribed period of time, if at any time before or after the action is completed the person entitled to notice or to participate in the action to be taken or, in the case of a shareholder, such shareholder’s attorney-in-fact, submits a signed waiver or a waiver by electronic transmission of the requirements, or if such requirements are waived in such other manner permitted by applicable law. Neither the business to be transacted at, nor the purpose of, the meeting need be specified in the waiver of notice of the meeting. A shareholder’s attendance at a meeting (in person or by proxy) will result in both of the following:

(1)                                 Waiver of objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

(2)                                 Waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

A director’s attendance at or participation in any Board or Board committee meeting waives any required notice to such director of the meeting unless such director, at the beginning of the meeting or upon such director’s arrival, objects to the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.

Section 8.07                            Construction and Definitions.

Unless the context requires otherwise, the general provisions, rules of construction and definitions in the Act shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, any indication of gender includes both genders and the term “person” includes a corporation, a natural person, an association, partnership or other entity.

ARTICLE IX

Amendments

The Board may adopt, amend or repeal these Bylaws, provided that, as provided in the Articles of Incorporation, the shareholders shall also have the power to adopt, amend or repeal these Bylaws; provided, however, that in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by the Articles, such action by shareholders shall require the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.